Sub-Item 77C

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Mellon Institutional Fund Investment Trust (the “Trust”), was held on November 17, 2008. Out of a total of 110,441,863.081 of the Trust’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 69,614,636.952 of the Trust’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Trust’s outstanding Shares as follows:

The election of six Trustees of the Trust to serve on the Board of Trustees until their successors have been duly elected and qualified.

Joseph S. DiMartino
Affirmative Votes	Withheld Votes
68,946,007.681	668,629.271
James M. Fitzgibbons
Affirmative Votes	Withheld Votes
69,050,451.878	564,185.074
Kenneth A. Himmel
Affirmative Votes	Withheld Votes
69,058,925.960	555,710.992
Stephen J. Lockwood
Affirmative Votes	Withheld Votes
69,065,002.168	549,634.784
Roslyn M. Watson
Affirmative Votes	Withheld Votes
69,058,402.908	556,234.044
Benaree Pratt Wiley
Affirmative Votes	Withheld Votes
69,054,667.196	559,969.756

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)
Dreyfus/Newton International Equity Fund
(formerly, Newton International Equity Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Newton International Equity Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 2,749,195.742 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 1,950,644.623 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The Investment Advisory Agreement between The Dreyfus
Corporation and the Trust, on behalf of Newton International
Equity Fund; and

The Sub-Investment Advisory Agreement between The Dreyfus
Corporation and Newton Capital Management Limited, on behalf of Newton International Equity Fund.

Affirmative Votes	Negative Votes	Abstained
1,946,255.510	1,359.000	3,030.113

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)
Dreyfus/ Standish Intermediate Tax Exempt Bond Fund
(formerly, Standish Mellon Intermediate Tax Exempt Bond Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of Standish Mellon Intermediate Tax Exempt Bond Fund (the “Fund”), a series Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 6,932,390.718 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 3,066,651.932 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained
2,443,353.088	606,579.844	16,719.000

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)
Dreyfus/The Boston Company Large Cap Core Fund
(formerly, The Boston Company Large Cap Core Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of The Boston Company Large Cap Core Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 2,291,918.065 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 1,900,485.008 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was considered by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained
218,095.952	1,682,389.056	0

     As a result of the vote of the holders of the Fund’s outstanding Shares, the above-referenced matter was not approved and the Fund’s Certificate of Designation was not amended.

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)
Dreyfus/The Boston Company Small Cap Growth Fund
(formerly, The Boston Company Small Cap Growth Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of The Boston Company Small Cap Growth Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 4,621,919.325 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 3,169,544.445 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly considered by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained
211,133.662	2,957,769.814	650.969

     As a result of the vote of the holders of the Fund’s outstanding Shares, the above-referenced matter was not approved and the Fund’s Certificate of Designation was not amended.

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)
Dreyfus/The Boston Company Small Cap Tax-Sensitive Equity Fund
(formerly, The Boston Company Small Cap Tax-Sensitive Equity Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of The Boston Company Small Cap Tax-Sensitive Equity Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 9,039,983.178 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 5,071,162.141of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained
4,382,185.067	650,761.150	38,215.924

DREYFUS INVESTMENT FUNDS
(formerly, Mellon Institutional Funds Investment Trust)
Dreyfus/The Boston Company Small/Mid Cap Growth Fund
(formerly, The Boston Company Small/Mid Cap Growth Fund)

MATTERS SUBMITTED TO A VOTE OF SECURITY HOLDERS

     A Special Meeting of Shareholders (the “Meeting”) of The Boston Company Small/Mid Cap Growth Fund (the “Fund”), a series of Mellon Institutional Funds Investment Trust, was held on November 17, 2008. Out of a total of 7,294,435.439 of the Fund’s shares (“Shares”) outstanding and entitled to vote at the Meeting, a total of 1,485,175.401 of the Fund’s Shares were represented at the Meeting, in person or by proxy. The following matter was duly approved by vote of the holders of the Fund’s outstanding Shares as follows:

The amendment to the Fund’s Certificate of Designation to
authorize the Trustees to liquidate the Fund or a class thereof with a majority vote of the Trustees if the Trustees determine that the continuation of the Fund is not in the best interests of the shareholders of the Fund as a result of factors or events adversely affecting the ability of the Fund to conduct its business in an economically viable manner.

Affirmative Votes	Negative Votes	Abstained
1,346,117.073	119,490.972	19,567.356

     As a result of the vote of the holders of the Fund’s outstanding Shares, the above-referenced matter was not approved and the Fund’s Certificate of Designation was not amended.